UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 25, 2005

 FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, MD 21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code: (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

In accordance with the “Frequently Asked Questions” bulletin posted by the staff of the Division of Corporation Finance of the Securities and Exchange Commission on November 23, 2004, we are disclosing the following information that the Securities and Exchange Commission may deem to be material definitive agreements with our directors and executive officers.

Board Fees.

On January 25, 2005, the Board of Directors of First Mariner Bancorp (“the Company”), on the recommendation of the compensation committee of the Board, approved certain changes to compensation paid for regular Board and Board committee meetings. Effective February 1, 2005, fees paid to non-employee directors will be as follows:

Directors will receive $1,000 (previously $900) for each Board meeting attended, $1,000 (previously $900) for each committee meeting attended not on the same day as a Board meeting, $600 (previously $500) for each board meeting of the Company’s subsidiary, Finance Maryland, LLC attended, and $250 (previously $200) for each meeting of First Mariner Bank’s Loan Committee attended, consisting of one outside director. The members of the Audit Committee receive $2,000 (previously $1,500) for each Audit Committee attended. Directors also receive a yearly grant of stock options to purchase 500 shares of common stock and are granted stock options to purchase 100 shares of common stock for each committee meeting they attend. Each committee chairman receives options to purchase 150 shares of common stock for each committee meeting he attends. Option awards have not changed from amounts previously disclosed. Directors receive no other compensation for attending meetings.

A form of the Non-Qualified Stock Option Agreement used by the Company pursuant to the Company’s 2004 Long-Term Incentive Plan is being filed as Exhibit 10.1.

Executive Officer Option Grants

On January 25, 2005, a non-qualified option was granted to Edwin F. Hale, Sr., the Company’s Chairman and CEO, to acquire 60,000 shares of the Company’s common stock, at an exercise price of $17.77 per share, the market price on the date of grant. The options have a term of 10 years, and one-third of the options are exercisable on the grant date, one third are exercisable on the first anniversary of the grant date and one-third are exercisable on the second anniversary of the grant date.

A form of the Non-Qualified Stock Option Agreement used by the Company pursuant to the Company’s 2004 Long-Term Incentive Plan is being filed as Exhibit 10.1.

On January 25, 2005, incentive stock options to acquire shares of the Company’s common stock were granted to the following executive officers, at an exercise price of $17.77 per share, the exercise price on the date of grant.

Joseph A. Cicero, President	30,000 shares
George H. Mantakos, Executive Vice President	22,500 shares
Mark Keidel, Chief Financial Officer	15,000 shares

The options have a term of 10 years, and one-third of the options are exercisable on the grant date, one third are exercisable on the first anniversary of the grant date and one-third are exercisable on the second anniversary of the grant date.

A form of the Incentive Stock Option Agreement used by the Company pursuant to the Company’s 2004 Long-Term Incentive Plan is being filed as Exhibit 10.2.

Item 2.02 Results of Operations and Financial Condition

On January 25, 2005, the Registrant issued a press release reporting its financial results for the year and period ended December 31, 2004. A copy of this press release is being furnished as Exhibit 99.1 and is incorporated by reference into Item 2.02.

The information in this Item 2.02 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Form of Non-Qualified Stock Option Agreement under 2004 Long-Term Incentive Plan (filed herewith)
10.2	Form of Incentive Stock Option Agreement under 2004 Long-Term Incentive Plan (filed herewith)
99.1	Press release dated January 25, 2005 (furnished herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: January 31, 2005	By:	/s/ Joseph A. Cicero
Joseph A. Cicero
President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Non-Qualified Stock Option Agreement under 2004 Long-Term Incentive Plan

10.2	Form of Incentive Stock Option Agreement under 2004 Long-Term Incentive Plan

99.1	Press release dated January 25, 2005 (furnished herewith)